UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2017

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2017, Loop Canada Inc. (“Loop Canada”), a wholly-owned subsidiary of Loop Industries, Inc. (the “Company”), entered into a Promise to Purchase agreement (the “Agreement”) with Veolia es Canada Industrial Services Inc. (“Veolia”) and Landmark Advisory Services Inc. (“Landmark”).

Pursuant to the Agreement, Loop Canada agreed to purchase property, located at 11455 Ontario East, Montreal, province of Quebec, H1B 5J3 and consisting of approximately 14,042 square meters of land with several buildings located thereon, from Veolia for a purchase price of $1.2 million Cdn. The purchase price also includes equipment consisting of a press filter and waste water biological treatment unit (collectively, the “Equipment”). Loop Canada paid a deposit of $100,000 Cdn and will pay the balance on the closing date of the purchase. The cost of the deed of sale, transfer tax and registration will be paid by Loop Canada. Veolia will pay the commission payable to Landmark.

Loop Canada will have until November 27, 2017 to perform due diligence on the property to its sole satisfaction. If Loop Canada is unsatisfied with the property, the Agreement shall be terminated and the deposit returned to Loop Canada. At Loop Canada’s expense, the property will also need to be rezoned by November 27, 2017. If the purchase is not completed due to a breach or default by Loop Canada under the Agreement, then the $100,000 Cdn deposit will be forfeited to Veolia.

During the five year period following the closing of the purchase, Veolia shall have a right of first refusal if Loop Canada decides to sell the Equipment.

A copy of the Agreement is attached hereto as Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Promise to Purchase, by and among Loop Canada Inc., Veolia es Canada Industrial Services Inc. and Landmark Advisory Services Inc., dated September 27, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: October 3, 2017	By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

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